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EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

The Board of Directors
E-centives, Inc.:

        We consent to the use of our reports incorporated by reference herein and to the reference to our firm under the heading "Experts" in the prospectus.

        Our reports dated March 27, 2003 contain an explanatory paragraph that states that effective January 1, 2002, the Company adopted the provisions of Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets".

/s/ KPMG LLP

McLean, VA
June 30, 2003

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INDEPENDENT AUDITORS' CONSENT